UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported): December 1, 2020
 ZOVIO INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of Principal Executive Offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01.     Entry into a Material Definitive Agreement.
As previously reported, on August 1, 2020, Zovio Inc (“Company”) and its wholly owned subsidiary, Ashford University, LLC, a California limited liability company (“AU LLC”), entered into a definitive Asset Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Company, AU LLC, the Arizona Board of Regents, a body corporate, for and on behalf of the University of Arizona (the “University of Arizona”), and the University of Arizona Global Campus, a newly formed Arizona nonprofit corporation (“University of Arizona Global Campus”), pursuant to which the Company and AU LLC would sell Ashford University, a regionally-accredited, online university (the “University”), to University of Arizona Global Campus (the “Sale”).
In connection with the closing of the Sale (the “Closing”), the Company and University of Arizona Global Campus entered into a long-term strategic services agreement (the “Strategic Services Agreement”) pursuant to which the Company will provide recruiting, financial aid, counseling, institutional support, information technology, and academic support services to University of Arizona Global Campus. The Strategic Services Agreement has an initial term through June 30, 2036, subject to renewal options, although University of Arizona Global Campus has the right to terminate the Strategic Services Agreement after its fiscal year ending June 30, 2028 subject to the payment of a termination fee equal to one-hundred (100%) of the services fees paid to the Company in the trailing twelve (12) month period (payable half in cash and half in an unsecured note).
In return for providing services under the Strategic Services Agreement, University of Arizona Global Campus, after covering its direct costs of operations (which may not be increased by more than 2% per year), will pay to the Company services fees equal to the Company’s direct costs to provide the services plus an additional amount equal to 19.5% of University of Arizona Global Campus’s tuition and fees revenue. If, following its fiscal year ending June 30, 2028, University of Arizona Global Campus’s tuition and fees revenue is $440.0 million or less, then the Company’s revenue share percentage is subject to decrease on a sliding scale to between 18.1% and 15.5%, subject to increase back up to 19.5% if, in any subsequent fiscal year, University of Arizona Global Campus’s tuition and fees revenue again exceeds $440.0 million. In addition, the parties to the Strategic Services Agreement have agreed on certain minimum profit levels to be achieved by University of Arizona Global Campus after payment of the Company’s services fees of $0 for the period ending June 30, 2021, $0 for University of Arizona Global Campus’ fiscal year ending June 30, 2022, $12.5 million for the fiscal year ending June 30, 2023, $25.0 million for the fiscal years ending June 30, 2024, 2025 and 2026, and $10.0 million for each fiscal year thereafter through the remainder of the initial term; subject to certain limitations, the Company is required to adjust its fees in any year to the extent necessary for University of Arizona Global Campus to achieve such minimum levels. In addition, in accordance with the conditions of the WSCUC approval, the Strategic Services Agreement incorporates identified key performance indicators, all as mutually agreed upon the parties.
After the University of Arizona Global Campus fiscal year ending June 30, 2028, either party may terminate the Strategic Services Agreement if University of Arizona Global Campus achieves tuition and fees revenue of $400.0 million or less. Each party also has certain termination rights in connection with a material breach of the Strategic Services Agreement by the other party and upon certain other defined events.
On December 1, 2020, the parties to the Purchase Agreement entered into that certain Amendment No. 1 to the Purchase Agreement (“Amendment”) pursuant to which, among other things, the University of Arizona and University of Arizona Global Campus waived the closing condition regarding issuance of a pre-acquisition review notice by the U.S. Department of Education, the parties waived the closing condition regarding Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) filings because the parties determined no HSR Act filings were required, and the parties agreed that the underlying cash collateral (“Cash Collateral”) on the surety bonds posted by the Company that are no longer required in connection with the operation of the University by the University of Arizona Global Campus would be returned to the Company. Under the terms of the Purchase Agreement, as amended, the Closing was subject to customary closing conditions for transactions in this sector, including the approval of the change in ownership of the University by the WASC Senior College and University Commission, the University’s institutional accrediting body (“WSCUC”). As previously disclosed, on November 12, 2020, WSCUC notified the Company and University of Arizona Global Campus that it had approved the change of control application filed to complete the Sale (subject to the satisfaction of various post-closing conditions). As a result, on December 1, 2020, the parties consummated the Sale, and University of Arizona Global Campus now owns and operates the University in affiliation with the University of Arizona, with a focus on expanding access to education for non-traditional adult learners.
The foregoing is a summary of the terms of the Strategic Services Agreement and the Amendment. Such summary does not purport to include all of the terms thereof and is subject to, and qualified in its entirety by, the full text of the Strategic Services Agreement and the Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 2.01.     Completion of Acquisition or Disposition of Assets.
As previously reported, on August 1, 2020, the Company and AU LLC entered into the Purchase Agreement as described above under Item 1.01. On December 1, 2020, the Company and AU LLC completed the Sale.
In connection with the Closing, the Company and AU LLC received consideration of $1.00 and University of Arizona Global Campus’s agreement to assume certain related liabilities. The transferred assets pursuant to the Purchase Agreement, as amended, include the University’s academic curriculum and content (subject to a license of that content back to the Company for use in its continuing business) and $16.5 million in cash working capital. The Company also made an additional cash payment to University of Arizona Global Campus of $37.5 million. In addition, the University’s faculty, academic leadership and related staff transferred their employment from AU LLC to University of Arizona Global Campus.
The foregoing description of the Sale does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, as amended. A copy of the Purchase Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on September 3, 2020, and is incorporated by reference into this Item 2.01 and a copy of the Amendment is filed herewith as Exhibit 10.2.
The disposition of the University’s assets constituted a significant disposition for purposes of Item 2.01 of Form 8-K.
Item 7.01.     Regulation FD Disclosure.
On December 1, 2020, the Company issued a press release announcing the Closing and the entry into the Strategic Services Agreement. A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
(b)     The Company intends to file the pro forma financial information of the Company as part of an amendment to this Current Report on Form 8-K not later than December 7, 2020.
(d)    Exhibits.

Exhibit	Description
10.1 (*)(#)	Strategic Services Agreement, dated December 1, 2020, by and between Zovio Inc and University of Arizona Global Campus
10.2	Amendment No. 1 to Asset Purchase and Sale Agreement, dated December 1, 2020 , by and among Zovio Inc, Ashford University, LLC, The University of Arizona and The University of Arizona Global Campus
99.1	Press Release, dated December 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
(*) Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
(#) Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the closing of the transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the effect of the announcement of the Closing and the entry into the Strategic Services Agreement and Transition Services Agreement on the Company’s ability to retain and hire key personnel or its operating results and business generally; the risk that shareholder litigation in connection with the Sale may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Date: December 1, 2020		Title: Executive Vice President, Secretary and General Counsel